Exhibit 99.1

News Release Sunoco, Inc. 1818 Market Street Philadelphia, PA 19103-7583

For further information contact

Thomas Golembeski (media) 215-977-6298

Clare McGrory (investors) 215-977-6764

Sunoco and The Carlyle Group Complete Formation of

Philadelphia Refinery Joint Venture

PHILADELPHIA—(BUSINESS WIRE)—Sept.8, 2012—Sunoco, Inc. (NYSE: SUN) and The Carlyle Group, L.P. (NASDAQ: CG) have completed the formation of Philadelphia Energy Solutions, a joint venture that will operate the Philadelphia Refinery. The refinery processes 330,000 barrels of crude oil per day into various refined products.

Under the terms of the joint venture agreement, The Carlyle Group will hold the controlling interest and will oversee day-to-day operations of the joint venture and the refinery. In exchange for contributing its refinery assets to the joint venture, Sunoco retained a 33 percent non-operating minority interest.

Brian P. MacDonald, chairman and chief executive officer of Sunoco, Inc., said: “We are pleased to have facilitated a joint venture with The Carlyle Group which will save existing jobs, create new jobs, and provide additional business opportunities in Pennsylvania.”

Sunoco

Sunoco is a leading logistics and retail company. The company owns the general partner interest in Sunoco Logistics Partners L.P. (NYSE: SXL), which consists of a two percent ownership interest and incentive distribution rights, and owns a 32 percent interest in the Partnership’s limited partner units. Sunoco Logistics Partners L.P. is an owner and operator of complementary pipeline, terminal and crude oil acquisition and marketing assets. Sunoco also has a network of approximately 4,900 retail locations in 23 states.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon assumptions by Sunoco concerning future conditions, any or all of which ultimately may prove to be inaccurate, and upon the current knowledge, beliefs and expectations of Sunoco management. These forward-looking statements are not guarantees of future performance. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Sunoco expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond Sunoco’s control) that could cause actual results to differ materially from those discussed in this release.

Such risks and uncertainties include economic, business, competitive and/or regulatory factors affecting Sunoco’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: changes in crude oil or natural gas prices, refining, marketing and chemicals margins, or other market conditions affecting the oil and gas industry; higher-than-expected costs of, or delays in, planned development or completion of repair projects, capital projects, acquisitions, or dispositions; operational interruptions, unforeseen technical difficulties and/or changes in technical or operating conditions; general domestic and international economic and political conditions, wars and acts of terrorism or sabotage; the outcome of commercial negotiations; the actions of competitors or regulators; the competitiveness of alternate-energy sources or product substitutes; technological developments; liability resulting from pending or future litigation; significant investment or product changes and/or liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to the acquisition, disposition or impairment of assets; recapitalizations; access to, or significantly higher costs of, capital; the effects of changes in accounting rules applicable to Sunoco; and changes in tax, environmental and other laws and regulations applicable to Sunoco’s businesses. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Sunoco has included in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its subsequent Form 10-Q and Form 8-K filings, cautionary language identifying other important factors (though not necessarily all such factors) that could cause future outcomes to differ materially from those set forth in the forward-looking statements. For more information concerning these factors, see Sunoco’s Securities and Exchange Commission filings, available on Sunoco’s website at http://www.SunocoInc.com.